Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2011, except for Note 16 as to which the date is September 6, 2011, relating to the consolidated financial statements of Verge Media Companies, Inc., which appears in Westwood One, Inc’s Definitive Information Statement on Schedule 14C, filed with the Commission on September 22, 2011.

/s/ Ernst & Young LLP
New York, New York
December 22, 2011